APPENDIX B
                        TO THE CUSTODY AGREEMENT BETWEEN
                  HIGHMARK FUNDS AND UNION BANK OF CALIFORNIA
                             DATED JANUARY 12, 2006

HighMark 100% U. S. Treasury Money Market Fund
HighMark California Tax-Free Money Market Fund
HighMark Diversified Money Market Fund
HighMark U. S. Government Money Market Fund
HighMark Balanced Fund
HighMark Core Equity Fund
HighMark Large Cap Growth Fund
HighMark Large Cap Value Fund
HighMark Small Cap Growth Fund
HighMark Small Cap Value Fund
HighMark Value Momentum Fund
HighMark Bond Fund
HighMark California Intermediate Tax-Free Bond Fund
HighMark National Intermediate Tax-Free Bond Fund
HighMark Short Term Bond Fund
HighMark Income Plus Allocation Fund
HighMark Growth & Income Allocation Fund
HighMark Capital Growth Allocation Fund
HighMark International Opportunities Fund
HighMark Small Cap Advantage Fund
HighMark Cognitive Value Fund
HighMark Enhanced Growth Fund

and any other portfolios hereafter created by the Trust after the date of this Agreement